Depositor:	Structured Asset Securities Corporation
745 Seventh Avenue, 8th Floor
New York, NY 10019

Trustee:	US Bank, N.A.
One Federal Street, 3rd Floor
Boston, MA 02110

Securities Administrator:

Subject:	Annual Officer's Certification
Fiscal Year:	2006
Securitization:	FFMLT 2006-FF12

I, E. Todd Whittemore, the undersigned, a duly authorized officer of Aurora Loan Services LLC (the “Master Servicer”), do certify the following for the Calendar Year 2006:

1. A review of the activities of the Master Servicer during the period beginning on the Cut-off Date and ending on December 31, 2006 (the "Reporting Period") and of its performance under the Agreement for such period has been made under my supervision.

2. To the best of my knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under the Agreement in all material aspects throughout such Reporting Period.

Certified by:      AURORA LOAN SERVICES LLC

By:  /s/ E. Todd Whittemore
        Name: E. Todd Whittemore
        Title: Executive Vice President

FORM OF ANNUAL OFFICER’S CERTIFICATE

March 1, 2007

Aurora Loan Services LLC
Attention: Jerald W. Dreyer, FFMLT 2006-FF12
327 Inverness Drive South, 3rd Fl.
Englewood, CO 80112

Structured Asset Securities Corp.
745 Seventh Avenue, 7th Fl.
New York, NY 10019

Lehman Brothers Holdings, Inc.
Attn: Manager, Contract Finance, FFMLT 2006-FF12
745 Seventh Avenue, 7th Fl.
New York, NY 10019

U.S. Bank National Association
Attn: Diana Kenneally
One Federal Street, 3rd Floor
Boston, MA 02110

RE:
Annual officer’s certificate delivered pursuant to Section 5.05 of that certain securitization servicing agreement, dated as of August 1, 2006 (the “Agreement”), by and among Lehman Brothers Holdings Inc., Home Loan Services, Inc., f/k/a National City Home Loan Services, Inc., as servicer (the “Servicer”) and Aurora Loan Services LLC, as master servicer, and acknowledged by U.S. Bank National Association, as Trustee, relating to the issuance of the First Franklin Mortgage Loan Trust Mortgage Pass-Through Certificates, Series 2006-FF12

Steven A. Baranet, the undersigned, a duly authorized Vice President of the Servicer, does hereby certify the following for the 2006 ending on December 31, 2006:

1.	A review of the activities of the Servicer during the preceding calendar year (or portion thereof) and of its performance under the Agreement for such period has been made under my supervision.

2.	To the best of my knowledge, based on such review the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout such year.

3.	The material findings included in the Attestation Report did not impact the servicing of this security and remediation plans have been implemented to remedy said findings.

Certified By:

/s/ Steven A. Baranet
Name: Steven A. Baranet
Title: Vice President